EXHIBIT 1

                     AGREEMENT REGARDING JOINT FILING UNDER
                        SECTION 13(d) OF THE EXCHANGE ACT

            FOR VALUE RECEIVED, the undersigned, effective as of March 17, 1999, hereby agree as follows:

            1. Joint Filing Authorization. Each party hereto authorizes ASHER B. EDELMAN to file on their behalf with the Securities & Exchange Commission (the "SEC"), all appropriate exchanges and other appropriate parties, as a joint filing for all of the undersigned parties pursuant to Rule 13d-1(k), a statement of their beneficial ownership of the Ordinary Shares, par value NIS 0.10 per share of ESC MEDICAL SYSTEMS, LTD. (the "Company") on Schedule 13D as promulgated by the SEC, including any pertinent amendments thereto, and including, where applicable, additions or deletions to the group represented by the undersigned.

            2. Power of Attorney.

            (a) Each of Edelman Value Partners, L.P., Edelman Value Fund, Ltd., and A.B. Edelman Company, Inc., individually and in its capacity as General Partner of Edelman Value Partners, L.P., hereby designates and appoints ASHER B. EDELMAN as their attorney-in-fact, to take all actions and to execute all documentation in their stead and on their behalf necessary or prudent to effectuate the joint filings relating to the Company contemplated by this Agreement, until revoked in writing by the party.

            (b) Each of Kamikaze Trading LLC, Amalgamated Sludge LLC and Cordell Consultants, Inc. (VA) Money Purchase Plan hereby designates and appoints ROBIN RODRIGUEZ as their attorney-in-fact, to take all actions and to execute all documentation in their stead and on their behalf necessary or prudent to effectuate the joint filings relating to the Company contemplated by this Agreement, until revoked in writing by the party.

            3. Binding on Heirs, Representatives, Successors and Assigns. This Agreement shall be binding upon the undersigned and their respective heirs, representatives, successors and assigns.


               /s/ Asher B. Edelman
               ----------------------------------
                   Asher B. Edelman


               EDELMAN VALUE PARTNERS, L.P.,
                a Delaware limited partnership

               By:   A.B. Edelman Management Company, Inc., a
                     New York corporation, General Partner

               By:   /s/ Asher B. Edelman
                     ----------------------------
                     Asher B. Edelman, President


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

               EDELMAN VALUE FUND, LTD.,
               a British Virgin Islands corporation

               By:   /s/ Asher B. Edelman
                     ------------------------------------
                     Asher B. Edelman, Investment Manager


               A.B. EDELMAN MANAGEMENT COMPANY, INC.,
               a New York corporation

               By:   /s/ Asher B. Edelman
                     ------------------------------------
                     Asher B. Edelman, President

               /s/ Robin Rodriguez
               -----------------------------------------
                   Robin Rodriguez


               KAMIKAZE TRADING LLC,
               a Virginia limited liability company

               By:   /s/ Robin Rodriguez
                     ------------------------------------
                     Robin Rodriguez, Managing Member


               AMALGAMATED SLUDGE LLC ,
               a Nevada limited liability company

               By:   /s/ Robin Rodriguez
                     ------------------------------------
                     Robin Rodriguez, Managing Member


               CORDELL CONSULTANTS, INC. (VA) MONEY
               PURCHASE PLAN, a Virginia corporation

               By:   /s/ Robin Rodriguez
                     ------------------------------------
                     Robin Rodriguez, President


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